UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                         April 22, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2011, the Board of Directors of Alabama Power Company (the "Company") amended the Company's By-Laws (the "Amended Bylaws").  The Amended By-Laws changed the eligibility requirements for directors.  The Amended By-Laws provide that the eligibility requirements for re-election related to changes to business or professional organization, occupation or executive position and principal residence will be evaluated as of when the director was most recently elected instead of when the director was first elected.  Additionally, certain references to the Alabama Code in Article IV, Section 14 were updated to reflect revisions to the Alabama Business Corporation Law.  The Amended By-Laws became effective on April 22, 2011.
The paragraph above contains only a summary description of the Amended By-Laws and is qualified in its entirety by reference to the full text of the Amended By-Laws, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of common shareholders and preferred shareholders on April 22, 2011.  At such meeting, the Board of Directors was reelected in its entirety.  The Company did not solicit proxies with respect to this meeting.

Item 9.01.                      Financial Statements and Exhibits.
(d) Exhibits
3.1	By-Laws of the Company, as amended effective April 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2011	ALABAMA POWER COMPANY By /s/Melissa K. Caen` Melissa K. Caen Assistant Secretary